Exhibit 99.3

TransDigm Group Incorporated (NYSE: TDG) (“TD Group” or the “Company”), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the second quarter ended March 31, 2018.

Second Quarter Results

Net sales for the quarter rose 7.4%, or $64.4 million, to $933.1 million from $868.7 million in the comparable quarter a year ago. Organic sales growth was 6.6%.

Net income from continuing operations for the quarter rose 29.6% to $201.8 million, or $3.63 per share, compared to $155.7 million, or $2.78 per share, in the comparable quarter a year ago. The current quarter was positively impacted by a lower effective tax rate due to the U.S. Tax Cuts and Jobs Act (tax reform) of 18.3% compared to 27.7% in the second quarter of 2017. The balance of the increase in net income primarily reflects the increase in net sales described above and improvements to our operating margin resulting from the strength of our proprietary products and continued productivity efforts. This growth in net income was partially offset by higher interest expense.

Net loss from discontinued operations in the quarter was $5.6 million, or $0.10 loss per share attributable to the sale of Schroth.

Adjusted net income for the quarter rose 24.5% to $210.8 million, or $3.79 per share, from $169.3 million, or $3.03 per share, in the comparable quarter a year ago. Adjusted earnings per share in the current fiscal year includes $0.41 of favorable impact from the enactment of tax reform. Excluding this favorable tax impact, current earnings per share of $3.38 increased 11.6% over the prior year.

EBITDA for the quarter increased 10.5% to $439.4 million from $397.7 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 9.8% to $463.1 million compared with $421.7 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 49.6%.

Year-to-Date Results

Net sales for the twenty-six week period ended March 31, 2018 rose 5.8% to $1,781.0 million from $1,682.7 million in the comparable period last year. Organic net sales growth was 4.8%.

Net income from continuing operations for the twenty-six week period ended March 31, 2018 increased 87.2% to $513.9 million, or $8.23 per share, compared with $274.6 million, or $3.17 per share, in the comparable period last year. The current twenty-six week period was positively impacted by a lower effective tax rate due to tax reform. The current effective tax rate was a benefit of 17.3% compared to a provision of 22.5% for the first half of fiscal 2017. The balance of the increase in net income primarily reflects growth in net sales described above, lower refinancing costs and lower acquisition-related costs, as well as improvements to our operating margin resulting from the strength of our proprietary products and continued productivity efforts. This growth in net income was partially offset by higher interest expense due to an increase in the level of outstanding borrowings to $11.8 billion from $11.2 billion outstanding in the comparable period last year.

Earnings per share were reduced in both 2018 and 2017 by $1.01 per share and $1.71 per share, respectively, representing dividend equivalent payments made during each year.

Net loss from discontinued operations in the twenty-six week period ended March 31, 2018 was $2.8 million, or $0.05 loss per share.

Adjusted net income for the twenty-six week period ended March 31, 2018 rose 66.9% to $520.9 million, or $9.37 per share, from $312.0 million, or $5.55 per share, in the comparable period a year ago. Adjusted earnings per share in the current fiscal year includes $3.37 of favorable impact from the enactment of tax reform. Excluding this favorable tax impact, current earnings per share of $6.00 increased 8.1% over the prior year.

EBITDA for the twenty-six week period ended March 31, 2018 increased 14.1% to $822.0 million from $720.7 million for the comparable period a year ago. EBITDA As Defined for the period increased 7.7% to $864.7 million compared with $802.9 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 48.5%.

Please see the below tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TD Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TD Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TD Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TD Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TD Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TD Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TD Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TD Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TD Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
MARCH 31, 2018 AND APRIL 1, 2017				Table 1
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
NET SALES	$933,070	$868,728	$1,781,030	$1,682,746
COST OF SALES	398,996	379,291	770,306	749,054

GROSS PROFIT	534,074	489,437	1,010,724	933,692
SELLING AND ADMINISTRATIVE EXPENSES	107,526	100,857	214,054	202,572
AMORTIZATION OF INTANGIBLE ASSETS	17,457	22,032	34,569	47,563

INCOME FROM OPERATIONS	409,091	366,548	762,101	683,557
INTEREST EXPENSE - NET	161,266	147,842	322,199	293,846
REFINANCING COSTS	638	3,507	1,751	35,591

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	247,187	215,199	438,151	354,120
INCOME TAX PROVISION	45,347	59,508	(75,700)	79,558

INCOME FROM CONTINUING OPERATIONS	$201,840	$155,691	$513,851	$274,562

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(5,562)	(186)	(2,798)	(186)
NET INCOME	$196,278	$155,505	$511,053	$274,376

NET INCOME APPLICABLE TO COMMON STOCK	$196,278	$155,505	$454,905	$178,405

Net earnings per share:
Net earnings per share from continuing operations—basic and diluted	$3.63	$2.78	$8.23	$3.17
Net loss per share from discontinued operations—basic and diluted	(0.10)	—	(0.05)	—

Net earnings per share	$3.53	$2.78	$8.18	$3.17

Cash dividends paid per common share	$—	$—	$—	$24.00
Weighted-average shares outstanding:
Basic and diluted	55,605	55,894	55,599	56,211

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
MARCH 31, 2018 AND APRIL 1, 2017				Table 2
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Net income	$196,278	$155,505	$511,053	$274,376
Less: Loss from Discontinued Operations, net of tax (1)	(5,562)	(186)	(2,798)	(186)

Income from Continuing Operations	201,840	155,691	513,851	274,562
Adjustments:
Depreciation and amortization expense	30,970	34,661	61,609	72,708
Interest expense, net	161,266	147,842	322,199	293,846
Income tax provision	45,347	59,508	(75,700)	79,558

EBITDA	439,423	397,702	821,959	720,674
Adjustments:
Acquisition-related expenses and adjustments (2)	4,485	7,752	6,559	26,320
Non-cash stock compensation expense (3)	11,590	11,105	22,703	21,126
Refinancing costs (4)	638	3,507	1,751	35,591
Other, net (5)	6,987	1,610	11,684	(841)

Gross Adjustments to EBITDA	23,700	23,974	42,697	82,196

EBITDA As Defined	$463,123	$421,676	$864,656	$802,870

EBITDA As Defined, Margin (6)	49.6%	48.5%	48.5%	47.7%

(1)	During the fourth quarter of fiscal 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale and as discontinued operations beginning September 30, 2017 for all periods presented. The Company acquired Schroth in February 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61 million in cash.
(2)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.
(3)	Represents the compensation expense recognized by TD Group under our stock incentive plans.
(4)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.
(5)	Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises and gain or loss on sale of fixed assets. Prior to the fourth quarter of fiscal 2017, foreign currency transaction gain or loss other than related to intercompany loans was not included in the adjustments to EBITDA, as the foreign currency transaction gain or loss was immaterial during those periods. Therefore, the prior periods presented herein were adjusted to conform to the current year presentation.
(6)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
MARCH 31, 2018 AND APRIL 1, 2017				Table 3
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Reported Earnings Per Share
Net income from continuing operations	$201,840	$155,691	$513,851	$274,562
Less: dividends on participating securities	—	—	(56,148)	(95,971)

	201,840	155,691	457,703	178,591
Net loss from discontinued operations	(5,562)	(186)	(2,798)	(186)

Net income applicable to common stock - basic and diluted	$196,278	$155,505	$454,905	$178,405

Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	52,229	52,849	52,127	53,108
Vested options deemed participating securities	3,376	3,045	3,472	3,103

Total shares for basic and diluted earnings per share	55,605	55,894	55,599	56,211

Net earnings per share from continuing operations—basic and diluted	$3.63	$2.78	$8.23	$3.17
Net loss per share from discontinued operations—basic and diluted	(0.10)	—	(0.05)	—

Basic and diluted earnings per share	$3.53	$2.78	$8.18	$3.17

Adjusted Earnings Per Share
Net income from continuing operations	$201,840	$155,691	$513,851	$274,562
Gross adjustments to EBITDA	23,700	23,974	42,697	82,196
Purchase accounting backlog amortization	675	5,348	1,084	14,495
Tax adjustment	(15,374)	(15,676)	(36,759)	(59,247)

Adjusted net income	$210,841	$169,337	$520,873	$312,006

Adjusted diluted earnings per share under the two-class method	$3.79	$3.03	$9.37	$5.55

Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$3.63	$2.78	$8.23	$3.17
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	1.01	1.71
Non-cash stock compensation expense	0.16	0.14	0.44	0.26
Acquisition-related expenses	0.07	0.17	0.15	0.51
Refinancing costs	0.01	0.04	0.03	0.44
Reduction in income tax provision net income per common share related to ASU 2016-09	(0.18)	(0.12)	(0.72)	(0.52)
Other, net	0.10	0.02	0.23	(0.02)

Adjusted earnings per share	3.79	3.03	9.37	5.55
Less: Estimated impact of tax reform	(0.41)	—	(3.37)	—

Adjusted earnings per share excluding tax reform	$3.38	$3.03	$6.00	$5.55

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE TWENTY-SIX WEEK PERIODS ENDED
MARCH 31, 2018 AND APRIL 1, 2017		Table 4
(Amounts in thousands)
(Unaudited)

	Twenty-Six Week Periods Ended
	March 31, 2018	April 1, 2017
Net cash provided by operating activities	$453,684	$390,500

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(9,404)	24,036
Interest expense - net (1)	311,605	283,676
Income tax provision - current	90,892	79,212
Non-cash stock compensation expense (2)	(22,703)	(21,126)
Refinancing costs (4)	(1,751)	(35,591)
EBITDA from discontinued operations (6)	(364)	(33)

EBITDA	821,959	720,674
Adjustments:
Acquisition-related expenses (3)	6,559	26,320
Non-cash stock compensation expense (2)	22,703	21,126
Refinancing costs (4)	1,751	35,591
Other, net (5)	11,684	(841)

EBITDA As Defined	$864,656	$802,870

(1)	Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.
(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans.
(3)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.
(4)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.
(5)	Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises and gain or loss on sale of fixed assets. Prior to the fourth quarter of fiscal 2017, foreign currency transaction gain or loss other than related to intercompany loans was not included in the adjustments to EBITDA, as the foreign currency transaction gain or loss was immaterial during those periods. Therefore, the prior periods presented herein were adjusted to conform to the current year presentation.
(6)	During the fourth quarter of 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale and as discontinued operations beginning September 30, 2017 for all periods presented. The Company acquired Schroth in February 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61 million in cash.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)

	March 31, 2018	September 30, 2017
Cash and cash equivalents	$1,011,007	$650,561
Trade accounts receivable - net	644,985	636,127
Inventories - net	767,232	730,681
Current portion of long-term debt, net of debt issuance costs, OID and premium	69,147	69,454
Short-term borrowings-trade receivable securitization facility, net of debt issuance costs	299,833	299,587
Accounts payable	151,709	148,761
Accrued current liabilities	292,146	335,888
Long-term debt, net of debt issuance costs, OID and premium	11,365,790	11,393,620
Total stockholders’ deficit	(2,309,337)	(2,951,204)